Exhibit 99.1

VANTAGE DRILLING ANNOUNCES CLOSING OF $1.65 BILLION OF SENIOR

SECURED FINANCING BY ITS WHOLLY-OWNED SUBSIDIARY OFFSHORE

GROUP INVESTMENT LIMITED

HOUSTON, TX — 10/25/2012 — Vantage Drilling Company (“Vantage”) (NYSE MKT: VTG) announced today that its wholly-owned subsidiary Offshore Group Investment Limited (“OGIL”), has closed an offering of $1.15 billion aggregate principal amount of 7.5% Senior Secured First Lien Notes due 2019 (the “Notes”) and a Term Loan in the aggregate principal amount of $500 million (the “Term Loan”) (collectively, the “Financings”).

The Notes were issued at par and are guaranteed by Vantage and each of OGIL’s existing and future subsidiaries and by certain of Vantage’s other subsidiaries. The Notes and the related guarantees are secured by all of OGIL’s assets including a first priority security interest in the Emerald Driller, the Sapphire Driller, the Topaz Driller, the Aquamarine Driller, the Platinum Explorer, the Titanium Explorer, and upon its delivery, the Tungsten Explorer, and by a pledge of the stock of OGIL and the guarantors (other than Vantage), in each case, subject to certain exceptions, permitted liens and the amended intercreditor agreement.

The Term Loan was issued at 98% of the face value and will bear interest at LIBOR plus 5%, with a LIBOR floor of 1.25%. The Term Loan has scheduled debt maturities, payable quarterly, of 5% in the first year and 10% in subsequent years with final maturity in 2017. The Term Loan is secured by the same collateral securing the Notes.

The net proceeds from the Financings will be used by OGIL (i) to pay the total consideration and accrued and unpaid interest on the previously announced tender offer of $1,000,001,000 of OGIL’s existing 11 1/2% Senior Secured Notes due 2015 and related consent solicitation (the “Tender Offer and Consent Solicitation”), (ii) for general corporate purposes, including to fund the final construction payment for the Tungsten Explorer drillship pursuant to the construction contract with Daewoo Shipbuilding and Marine Engineering Co., Ltd., and (iii) to pay fees and expenses related to the Financings, the Tender Offer and Consent Solicitation and related transactions.

The Notes have not been registered under the Securities Act of 1933, as amended (the “Securities Act”), or applicable state securities laws, and may not be offered or sold in the United States without registration or an applicable exemption from the registration requirements of the Securities Act. The Notes were offered only to qualified institutional buyers pursuant to Rule 144A under the Securities Act and to persons outside the United States pursuant to Regulation S of the Securities Act. Unless so registered, the Notes may not be offered or sold in the United States except pursuant to an exemption under the Securities Act and applicable state securities laws.

This press release does not constitute an offer to sell or solicitation of an offer to buy any security, nor will there be any sale of such security in any jurisdiction in which such offer, sale or solicitation would be unlawful prior to registration or qualification under the securities laws of any such jurisdiction.

About Vantage

Vantage, a Cayman Islands exempted company, is an offshore drilling contractor, with an owned fleet of four Baker Marine Pacific Class 375 ultra-premium jackup drilling rigs and two ultra-deepwater drillships, the Platinum Explorer and the Titanium Explorer, as well as an additional ultra-deepwater drillship, the Tungsten Explorer, now under construction. Vantage’s primary business is to contract drilling units, related equipment and work crews primarily on a dayrate basis to drill oil and natural gas wells. Vantage also provides construction supervision services for, and will operate and manage, drilling units owned by others. Through its fleet of seven owned and managed drilling units, Vantage is a provider of offshore contract drilling services globally to major, national and large independent oil and natural gas companies.

Forward-Looking Statements

Certain statements contained in this news release constitute “forward-looking statements” within the meaning of the Private Securities Litigation Reform Act of 1995. These forward-looking statements represent Vantage’s expectations or beliefs concerning future events, and it is possible that the results described in this press release will not be achieved. These forward-looking statements are subject to risks, uncertainties and other factors, many of which are outside of Vantage’s control, that could cause actual results to differ materially from the results discussed in the forward-looking statements.

Any forward-looking statement speaks only as of the date on which such statement is made, and, except as required by law, Vantage does not undertake any obligation to update or revise any forward-looking statement, whether as a result of new information, future events or otherwise. New factors emerge from time to time and it is not possible for management to predict all such factors.